SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2004

CYTRX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)

11726 San Vicente Blvd., Suite 650 Los Angeles, CA (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On September 13, 2004, CytRx Corporation (the “Company”) entered into an Investment Banking Agreement (the “Turner Agreement”) with J.P. Turner & Company, LLC (“Turner”), pursuant to which Turner agreed to provide certain financial relations and business advisory services to the Company for a period of 12 months in exchange for the issuance by the Company of warrants to purchase 600,000 shares of the Company’s common stock (the “Warrants”) at an exercise price per share equal to the average closing price of the Company’s common stock for the twenty trading days up to and including September 9, 2004. The Warrants will vest upon issuance and are exercisable for a period of three years. The Company has also agreed to give Turner unlimited “piggy back” registration rights with respect to the shares of the Company’s common stock underlying the Warrants in any registration statement filed by the Company in connection with an underwritten offering of the Company’s common stock.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

     Pursuant to the terms of the Turner Agreement, the Company has agreed to issue the Warrants to Turner effective as of September 13, 2004. The Warrants will be issued in reliance upon an exemption from registration under the Securities Act of 1933 provided by Regulation D.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     The exhibit listed on the accompanying Index to Exhibits is filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION
By:	/s/ STEVEN A. KRIEGSMAN
Steven A. Kriegsman
President and Chief Executive Officer

Dated: September 17, 2004

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Investment Banking Agreement dated September 13, 2004, by and between the Company and J.P. Turner & Company, LLC